As filed with the Securities and Exchange Commission on July 24, 1996


                                            Registration No. 33-____________


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549



                               FORM S-8
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          THERMOGENESIS CORP.
        (Exact Name of registrant as specified in its charter)



          DELAWARE                                             94-3018487
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)




11431 SUNRISE GOLD CIRCLE, SUITE A, RANCHO CORDOVA, CALIFORNIA        95742
(Address of Principal Executive Offices)                            (Zip Code)



                 PROFESSIONAL SERVICES AND CONSULTING AGREEMENT; AND
             THERMOGENESIS   CORP.   AMENDED  1994  STOCK  OPTION   PLAN
                               (Full title of the plan)


                        PHILIP H. COELHO, PRESIDENT AND CEO
                               THERMOGENESIS CORP.
                         11431 SUNRISE GOLD CIRCLE, SUITE A
                          RANCHO CORDOVA, CALIFORNIA 95742
                       (Name and address of agent for service)

                                   (916) 858-5100
     (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE

                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                        PROPOSED MAXIMUM        AGGREGATE OFFERING
SECURITIES TO BE          AMOUNT TO BE        OFFERING PRICE PER      PRICE                 AMOUNT OF
REGISTERED                REGISTERED          SHARE                                         REGISTRATION FEE


Common Stock             1,002,000             $4.25{(1)}             $4,258,500            $1,468.45

(1) Calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended ("Securities Act"). Estimated for the sole purpose of calculating the registration fee and based upon the average of the high and low price per share of the common stock of the Company on July 19, 1996, as reported on the National Association of Securities Dealers Automated Quotations System.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

THERMOGENESIS CORP., a Delaware corporation ("Registrant"), by this reference hereby incorporates into this registration statement the following documents filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

(1) Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995, and Amendment to Annual Report on Form 10-KSB/A1, filed on October 26, 1995;

(2) Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1995;

(3) Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 1995, and amendment to that report on Form 10-QSB/A filed on June 3, 1996;

(4) Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1996, and amendment to that report on Form 10-QSB/A filed on June 3, 1996;

(5)  Registrant's Proxy Statement for the Annual Meeting held on May 29, 1996;

(6) Registrant's Current Report filed on Form 8-K for the event dated September 27, 1995; and

(7) Registrant's Current Report filed on Form 8-K for the event dated May 29, 1996;

(8) The Description of Securities in Item 1 of the Registration Statement on Form 8A for registration of the Registrant's common stock pursuant to
     Section 12(g) of the Exchange Act.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this registration statement except as so modified or replaced.


ITEM 4.  DESCRIPTION OF SECURITIES.

The Registrant's common stock to be offered under this registration statement is registered under Section 12 of the Exchange Act.



ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to include in its certificate of incorporation a provision which would limit or eliminate personal liability of directors for breaches of their fiduciary duty, except that the provision does not eliminate the liability of a director for the following: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) the liability of directors for unlawful payment of dividends or stock redemption; or (iv) any transaction in which the director derived a personal benefit. This provision does not eliminate the liability of a director for actions taken before the date when the provision becomes effective.

Article NINTH of Registrant's Amended and Restated Certificate of Incorporation eliminates the personal liability of Registrant's directors to the maximum extent permitted by the DGCL.

Section 145 of the DGCL provides that a director, officer, employee, or agent may be indemnified by Registrant from and against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, in which such person is involved by reason of such person's position with the corporation, or that the person is serving as a director, officer, agent or employee of another entity pursuant to a request by the corporation, provided that such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. Such person may not be indemnified if the person has been adjudged liable to the corporation in the performance of such person's duties to the corporation, unless the Court of Chancery or the court in which such action or suit was brought determines that, in view of the circumstances of the case, such person is fairly and reasonable entitled to indemnity. To the extent that such person has been successful on the merits or otherwise in defense of any proceeding, the DGCL provides that such person shall be indemnified against expenses (including attorney's fees) reasonably and actually incurred.

Article TENTH of Registrant's Amended and Restated Certificate of Incorporation allows for such indemnification to the maximum extent allowed by the DGCL.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


ITEM 8.  EXHIBITS.

EXHIBIT NUMBER        DESCRIPTION OF EXHIBIT

      4.1            *Amended and Restated Certificate of Incorporation.
      4.2           **Amended and Restated Bylaws.
      4.3          ***Amended 1994 Stock Option Plan.
      5.1             Opinion of Weintraub, Genshlea & Sproul.
     24.1             Consent of Weintraub, Genshlea & Sproul is contained in
                      Exhibit 5.1.
     24.2             Consent of Ernst & Young LLP, Independent Auditors.

FOOTNOTES TO INDEX

*    Incorporated by reference to Form 8-K for May 29, 1996.

**   Incorporated by reference to Form 10-KSB for the year ended June 30, 1994.

*** Incorporated by reference to the Proxy Statement for the Annual Meeting of Shareholders held on December 7, 1994

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution; (2) that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on July 22, 1995.


                                 THERMOGENESIS CORP.,
                                 a Delaware corporation



                                 By   s/  PHILIP H. COELHO
                                      Philip H. Coelho,
                                      President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.




Dated:  July 22, 1996.           By   s/ PHILIP H. COELHO
                                      Philip H. Coelho, President,
                                      Chief Executive Officer and
                                      Director
                                      (Principal Executive Officer)


Dated:  July 22, 1996.           By   s/ CHARLES DE B. GRIFFITHS
                                      Charles de B. Griffiths, V.P.
                                      Secretary, and Director


Dated:  July 22, 1996.           By   s/ MERRILL K. PARKER
                                      Merrill K. Parker, Controller
                                      (Principal Accounting Officer
                                      and Principal Financial Officer)

Dated:  July 12, 1996.           By   s/ SID V. ENGLER
                                      Sid V. Engler, Director


Dated:  July 12, 1996.           By   s/ NOEL K. ATKINSON
                                      Noel K. Atkinson, Director


Dated:  July 22, 1996.           By   s/ WALTER J. LUDT
                                      Walter J. Ludt, III, Director